EXHIBIT 24.2

                              CERTIFICATION


         The undersigned certifies that he is Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened and held on November 2, 2005 at which a quorum was present and acting throughout.

         IN WITNESS WHEREOF, I have signed and sealed this Certification this 13th day of February 2006.

                                          /s/ David L. Hausrath
                                         -----------------------------------
                                         David L. Hausrath
                                         Secretary
(S E A L)




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                        2006 ASHLAND INC. INCENTIVE PLAN

RESOLVED, that the "2006 Ashland Inc. Incentive Plan", substantially in the form attached hereto as Exhibit A (the "Plan"), be and the same hereby is, approved and adopted, subject, however, to its approval by the shareholders of the Corporation at the next Annual Meeting of said shareholders to be held on January 26, 2006, or such other date fixed for the next meeting of shareholders, or any adjournment or postponement thereof;

FURTHER RESOLVED, there is hereby reserved for issuance upon the exercise of Option Awards, Stock Appreciation Right Awards, Restricted Stock Awards, Incentive Awards, Performance Unit Awards, and Merit Awards (each as defined in the Plan) and Performance Unit Awards to be granted from time to time under the Plan an additional 4,000,000 shares of fully paid and nonassessable $0.01 par value Common Stock of the Corporation (the "Common Stock");

FURTHER RESOLVED, that the Proxy Statement to be sent to all shareholders with respect to said Annual Meeting to be held January 26, 2006, or such other date fixed for the next meeting of shareholders, or any adjournment or postponement thereof, set forth the Plan in detail and that the form of Proxy transmitted therewith make adequate provision for a vote for, against or to abstain from the approval of such Plan. Such Proxy Statement shall also recommend and urge the granting of a proxy to vote for the approval of the Plan;

FURTHER RESOLVED, that Theodore M. Solso, Mannie L. Jackson, Kathleen Ligocki, Patrick F. Noonan and Michael J. Ward, the members of the Personnel and Compensation Committee, and successor members of such Committee be, and they hereby are, appointed as a Committee to administer the Plan for participants in accordance with its terms and provisions;

FURTHER RESOLVED, that Theodore M. Solso, Mannie L. Jackson, Ernest H. Drew, Bernadine P. Healy and George A. Schaefer, Jr., the members of the Governance and Nominating Committee, and successor members of such Committee be, and they hereby are, appointed as a Committee to administer the Plan for outside Directors in accordance with its terms and provisions;

FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President, or the Secretary of the Corporation (the "Authorized Officers") be, and each of them hereby is, authorized to cause the Corporation to make application to the New York Stock Exchange, Inc. and the Chicago Stock Exchange Incorporated for the listing on such Exchanges, upon official notice of issuance, of the additional 4,000,000 shares of Common Stock to be issued pursuant to the foregoing resolutions; and that the Authorized Officers of the Corporation be, and each of them hereby is, authorized in connection with such listing application to execute in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to file or deliver all such applications, statements, certificates, agreements, and other documents as in their judgment shall be necessary, proper or advisable to accomplish such listings;

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FURTHER RESOLVED,  that any of the Authorized Officers be, and each of them hereby is, authorized to execute and file with the Securities and Exchange Commission a Registration Statement or Registration Statements on Form S-8 or amendments thereto or any other appropriate form with respect to shares of the Common Stock to be issued pursuant to the foregoing resolutions and cause to be delivered from time to time to participants in the Plan information required in the related Prospectus;

FURTHER RESOLVED, that any of the Authorized Officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Common Stock of the Corporation issuable pursuant to the preceding resolutions for issue, offer, sale or trade under the Securities or Blue Sky Laws of any of the States of the United States of America, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published all such applications, reports, consents to service of process, appointments of attorneys to receive service of process, issuer's covenants, resolutions, and other papers and documents as may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem to be in the best interests of the Corporation; and

FURTHER RESOLVED, that each of the Authorized Officers and any Assistant Secretary of the Corporation be, and each of them hereby is, authorized to execute, acknowledge, verify, certify, file, publish, deliver or accept in the name and on behalf of the Corporation, under its corporate seal or otherwise, any and all notices, certificates, agreements, conveyances, instruments or documents and to do any and all such other acts or things as they or any of them may deem necessary or advisable to carry out fully the terms and provisions of the Plan and the intent and purposes of the foregoing resolutions, including, but not limited to, delegation of the authority granted by this and the foregoing resolutions.